Exhibit B

Power of Attorney of Mr. Deshpande, in his capacity as Manager of Sparta Series 4, appointing Servjeet S. Bhachu as Attorney-in-Fact

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Servjeet S. Bhachu as his true and lawful attorney-in-fact to:

(1)           prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) and Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Act”), or any rule or regulation of the SEC;

(2)           execute for and on behalf of the undersigned, in the undersigned's capacity as a stockholder of Sycamore Networks, Inc. (the "Company"), any and all Forms 3, 4, and 5 required to be filed by the undersigned in accordance with Section 16(a) of the Act or Schedules 13D or 13G required to be filed by Section 13(d) or Section 13(g) of the Act and the rules and regulations thereunder;

(3)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned's responsibilities to comply with Section 16, Section 13(d) or Section 13(g) of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of January, 2010.

/s/ Gururaj Deshpande Gururaj Deshpande Manager, Sparta Group MA LLC Series 4